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                                              EXHIBIT 21

                                     SUBSIDIARIES OF ENGINEERED
                                       SUPPORT SYSTEMS, INC.

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                                             State or Jurisdiction
                                              of Incorporation or                  Name Under
     Name                                        Organization                Which It Does Business
----------------------------------------     ---------------------           ----------------------

Engineered Air Systems, Inc.                      Missouri                            Same

Engineered Coil Company                           Missouri                         Marlo Coil

Keco Industries, Inc.                              Ohio                               Same

Engineered Electric Company                       Missouri                           Fermont

Systems & Electronics Inc.                        Delaware                            Same

ESSIbuy.com, Inc.                                 Missouri                            Same

Radian, Inc.                                      Virginia                            Same

Universal Power Systems, Inc.                     Delaware                            Same

Technical and Management Services                 Maryland                            Same
  Corporation

Engineered Environments, Inc.                       Ohio                              Same

Pivotal Power Inc.                           Nova Scotia, Canada                      Same

Air Eagle Holdings, Inc.                          Missouri                            Same

Engineered Systems and Electronics, Inc.          Missouri                            Same

ESSI Resources, L.L.C.                            Kentucky                            Same
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